Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Pike Electric Corporation (“Pike Electric”) of our reports dated August 29, 2007 with respect to the consolidated financial statements, and schedule of Pike Electric Corporation, and the effectiveness of internal control over financial reporting of Pike Electric, included in Pike Electric’s Annual Report on Form 10-K for the year ended June 30, 2007
1.	Registration Statement (Form S-8 No. 333-126902) pertaining to the Pike Holdings, Inc. 2002 Stock Options A, Pike Holdings, Inc. 2002 Stock Options Plan B, and Pike Electric Corporation 2005 Omnibus Incentive Compensation Plan,

2.	Registration Statement (Form S-8 No. 333-130087) pertaining to the Pike Electric Corporation Employee Stock Purchase Plan, and

3.	Registration Statement (Form S-3 No. 333-137158) of Pike Electric Corporation.
/s/ Ernst & Young LLP
Greensboro, North Carolina
August 29, 2007

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